UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2014

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 29, 2014, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Aurelio Alemán-Bermúdez	177,575,382	1,999,262	24,021

Thomas M. Hagerty	175,783,983	3,757,526	57,156

Michael P. Harmon	175,847,106	3,714,481	37,078

Roberto R. Herencia	158,559,023	20,976,062	63,580

David I. Matson	177,835,174	1,736,784	26,707

Joœe Menéndez-Cortada	177,536,704	2,006,700	55,261

Fernando Rodriguez-Amaro	177,838,932	1,706,385	53,348

Robert T. Gormley	177,500,341	2,046,220	52,104

Broker Non-Vote 24,231,361 shares for each director.

Proposal 2 – Non-binding Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

148,594,755	30,897,538	106,372	24,231,361

Proposal 3 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2014

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

203,170,214	597,188	62,624	NA

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 29, 2014	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel